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EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

        I, Russell Stern, Chief Executive Officer of JNI Corporation, do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

  (1)
  the Quarterly Report on Form 10-Q of JNI Corporation, to which this certification is attached as an exhibit, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

  (2)
  the information contained in the Quarterly Report on Form 10-Q of JNI Corporation, to which this certification is attached as an exhibit, fairly presents, in all material respects, the financial condition and results of operations of JNI Corporation.

Dated: November 12, 2002	/s/ RUSSELL STERN Russell Stern Chief Executive Officer

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  CERTIFICATION OF CHIEF EXECUTIVE OFFICER